Exhibit (j)(i)

CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the caption “Independent Auditors” in both the Prospectus and the Statement of Additional Information and under the caption “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 15 to the Registration Statement (Form N-1A No. 333-215607).

We consent to the use of our report dated April 29, 2020, with respect to the financial statements and financial highlights of the Syntax 400 Series of Syntax Index Series, L.P. for the year ended December 31, 2019 included in such Statement of Additional Information. We also consent to the incorporation by reference, in such Statement of Additional Information of our report dated January 13, 2020, with respect to the financial statements and financial highlights of the Syntax 400 Series of Syntax Index Series, L.P. for the years ended December 31, 2018 and December 31, 2017.

/s/ Ernst & Young

Ernst & Young
Dublin, Ireland
April 29, 2020